UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2014 (September 23, 2014)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de Wavre, 1789 1160 Brussels, Belgium One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01	Regulation FD Disclosure.

On September 23, 2014, WABCO Holdings Inc. (the “Company”) issued a press release announcing that the Company reiterates its previously issued guidance relating to its financial performance for fiscal year 2014. The Company notes further softening in global commercial vehicle production and reaffirms the range of full year 2014 guidance with its performance now expected at the lower end of its previously issued guidance. The press release, which is attached as Exhibit 99.1, is incorporated herein by reference.

The information in the press release and this Item 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished as part of this report to the extent described in Item 7.01.

Exhibit No.	Description of Document
99.1	Press Release dated September 23, 2014

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Comments in this report, and in the exhibit attached hereto, contain certain forward-looking statements, which are based on management’s good faith expectations and beliefs concerning future developments. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the risks and uncertainties described in the “Risk Factors” section and the “Forward-Looking Statements” section of the Company’s Annual Report on Form 10-K, as well as in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Information Concerning Forward-Looking Statements” sections of the Company’s Quarterly Reports on Form 10-Q. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on Company estimates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2014	WABCO HOLDINGS INC.

	By:	/S/ VINCENT PICKERING
	Name:	Vincent Pickering
	Title:	Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description of Document

99.1	Press Release dated September 23, 2014

3